UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

VIRTRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38420	93-1207631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

295 E. Corporate Place, Chandler, AZ	85225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 968-1488

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VTSI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2026, VirTra, Inc. (the “Company”) held its 2026 annual meeting of stockholders in person and via webcast (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

Each of the following five nominees was elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the 2027 annual meeting of stockholders and until their successors have been duly elected and have qualified.

Nominee	For	Withheld
John F. Givens II	3,932,220	86,231

Gregg C.E. Johnson	3,010,520	1,007,931

Michael T. Ayers	3,254,580	763,871

Lt. Gen.(R) Maria R. Gervais	3,616,630	401,821

Grant A. Barber	3,942,446	76,005

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Haynie as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, in accordance with the voting results listed below.

For	Against	Abstain
7,179,984	26,674	3,119

3. Non-Binding Advisory Vote on Executive Compensation

Stockholders approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Annual Meeting.

For	Against	Abstain
3,042,278	879,956	96,217

4. Advisory Vote on Frequency of Advisory Vote on Executive Compensation

At the annual meeting, the stockholders indicated a preference to hold a stockholder advisory vote on executive compensation every year. The following is a summary of the votes cast at the annual meeting with respect to this matter:

	1 Year	2 Years	3 Years
Preferred frequency of stockholder advisory vote on executive compensation	1,959,950	91,183	1,933,934

A total of 33,384 votes abstained on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA, INC.

Date: June 26, 2026	By:	/s/ John F. Givens II
	Name:	John F. Givens II
	Title:	Chief Executive Officer